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                                                                    EXHIBIT 10.6


                           STANDARD COMMERCIAL LEASE
                                  NET NET NET


1.       PARTIES.
         This Lease, dated AUGUST 30, 1994 is entered between ROBERT THORNBURGH ("Landlord") and AMERICAN PACIFIC MARINE, INC., a Delaware Corporation and a subsidiary of AMERICAN OILFIELD DIVERS, INC., ("Tenant").

2.       NOTICES.
         Any notice required hereunder shall be in writing and served either personally or sent registered or certified United States mail, postage prepaid, addressed as follows:
LANDLORD   ROBERT THORNBURGH               TENANT   AMERICAN PACIFIC MARINE
           BOX 1053                                 741 E. ARCTURUS AVENUE
           PALOS VERDES ESTATES                     OXNARD
           CALIFORNIA,   90274                      CALIFORNIA,   93033

3.       PREMISES.
         3.1 Landlord leases to Tenant and Tenant leases from Landlord, on the terms and conditions hereinafter set forth, that certain demised premises and other improvements located thereon situated in the City of OXNARD County of VENTURA State of California, commonly known as 741 E. ARCTURUS AVENUE AND ADJOINING 1.44 ACRE VACANT LOT TO THE SOUTH WEST.

         3.2 Landlord shall provide Tenant with possession of the Premises on September 1, 1994, and the rent payments as required herein shall commence upon that date. If Tenant causes a delay in planning or construction of standard or above-standard Tenant improvements, then there shall be no adjustment to the commencement date of this Lease nor Tenant's obligation to make rent payments.

         3.3 Tenant's Premises consists of two land parcels, one with improvements of approximately 24,000 rentable square feet. The legal description of the Premises is set forth in Exhibit "A" which is attached to this Lease.

4.       TERM.
         4.1 The term of this Lease is for 3 years 0 months, commencing on September 1, 1994 and ending on August 31, 1997, unless sooner terminated as hereinafter provided.

5.       MONTHLY RENT.
         5.1 Tenant shall pay Landlord as monthly "base rent" for the Premises the sum of ELEVEN THOUSAND ($11,000,000) dollars per month, in advance of the first day of each month during the term hereof. Rent for any period during the term of this Lease which is for less than one (1) month shall be a prorata portion of the monthly installment. Said proration shall be calculated on the basis of a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord designates to Tenant in writing.

6.       COST OF LIVING RENTAL ADJUSTMENTS.
         6.1 The monthly "base rent" in Article 5 shall be increased on the annual anniversary date of this Lease by the greater of three percent (3%) or the percentage the United States Department of Labor Bureau of Labor Statistics, Consumer Price Index for "all Urban Consumers" (for all items in the Los Angeles/Long Beach/Anaheim areas) ("Index") has increased from the first month of the Lease term through the month in which the rent is to be increased, but shall not exceed five percent (5%) in any one year.

         SAMPLE RENT CALCULATION:
                          a. Assume for purposes of example that the beginning index number (month number 1 of the Lease Term) is 208 and extension index

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                                  number (month number 13 of the Lease Term) is
                                  219 and the rent is $1000.00.
                          b.      The fraction would be equal to the extension
                                  index divided by the beginning index, and
                                  would be represented as 219/208 X $1,000.00 = $1,053.00.
                          c.      The new rent would be $1,053.00.  6.2     The
         Index for the month in which the rent is to be increased
may not be available on such rental adjustment date. At such time as the Index is available, written notice shall be given by Landlord to Tenant, and the necessary rental adjustment payment shall be made by Tenant to Landlord within fifteen (15) days of said written notice.
         6.3     (a)      If, at any such rental adjustment date, there does
not exist an Index in the same format as herein mentioned or if the components of the Index have been materially changed over the period from the commencement date of the Lease to such rental adjustment date, then the parties shall substitute therefor an official index or indices published by the Bureau of Labor Statistics or its successor that is substantially similar to the Index mentioned herein and which achieves the same intended purpose of that Index.
                 (b) If the parties are unable to agree upon a substitute or supplemental index, the choice of such index shall be referred to conclusive and binding arbitration pursuant to the rules and regulation of the American Arbitration, the cost of which shall be borne equally by the parties.

7.       ANNUAL RENTAL ADJUSTMENT FOR EXPENSES.
         7.1 There shall be no adjustments to Tenants base rent for expenses other than those specifically outlined in Article 6 and Article 28 of this lease.

8.       SECURITY DEPOSIT.
         8.1 Tenant shall deposit with Landlord upon execution of this Lease the sum of ELEVEN THOUSAND ($11,000.00) dollars as a security deposit for the Tenant's faithful performance of the provisions of this Lease. The amount required as security deposit shall be equivalent to ONE (1) months' rent.
         8.2 If Tenant fails to pay rent or the charges due hereunder, or otherwise defaults with respect to any provision of this Lease. Landlord may use, apply or retain all or any portion of said deposit for:
                 (a) the payment of any rent or other charge in default, or
                 (b) the payment of any other sum for which Landlord may become obligated by reason of Tenant's default, or
                 (c) to compensate Landlord for any loss or damage which Landlord may suffer thereby.
         8.3 Tenant shall immediately upon written demand pay to Landlord the sum equal to that portion of the security deposit expended or applied by Landlord which was provided for in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. Tenant's failure to do so shall be a material breach of this Lease. Such reimbursement shall be payable in cash or by way of a certified money order, or cashiers check.
         8.4 If Tenant performs all of Tenant's obligations under this Lease, the security deposit or that portion thereof which has not previously been applied by the Landlord, shall be returned to Tenant within twenty one
(21) days after the expiration of the term of this Lease, or after Tenant has vacated the Premises, which ever is later.

9.       USE AND USES PROHIBITED.
         9.1 Tenant shall use the Premises only for GENERAL ENGINEERING CONTRACTING SERVICES and for no other use without the Landlord's prior written consent.
         9.2 Tenant shall not do, bring or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises or the building in which the Premises are located. If the rate of any insurance carried by the Landlord is increased solely as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days after written demand from Landlord, the amount of any such increase.
         9.3 Tenant shall comply with all laws concerning the Premises or Tenant's use of the Premises, including without limitation, the obligation at Tenant's cost to alter, maintain or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the premises by Tenant during the term of this Lease.





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         9.4     Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one Tenant of the building containing the Premises, which shall unreasonably disturb any other Tenant.
         9.5 Tenant shall not dump, spill or allow to be dumped or spilled any paint, oil, fuel, waste, toxic waste refuse, or other materials, on, in or around the premises which might adversely affect the environment.

10.      TENANT ACCEPTANCE OF PREMISES AND COMPLIANCE WITH LAW.
         10.1 Tenant accepts the Premises in their condition existing as of the date that Tenant possesses the Premises, subject to all applicable zoning, municipal, county and state laws, ordinances, regulations governing the use of the Premises and accepts this Lease subject thereto and all matters disclosed thereby.
         10.2 Tenant shall be responsible for complying with any such laws, ordinances or regulations prior to taking possession of the Premises.
         10.3 Tenant acknowledges that neither Landlord nor its agent(s) has made any representations or warranty as to the condition of the Premises or the suitability of the Premises for the conduct of Tenant's business.
         10.4 Tenant acknowledges that the terms of this lease are governed by the laws of the State of California, County of Ventura, and City of Oxnard.

11.      TAXES
         11.1 Real Property Taxes. Tenant shall pay, prior to delinquency, all real property taxes and assessments levied and assessed against the Premises during the term of this Lease.
         11.2 Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, walls (which shall be defined as movable walls and partitions). Equipment and all other personal property of Tenant contained in the Premises. Tenant shall cause said fixtures, furnishings, walls, equipment and all other personal property to be assessed and billed separately from the real property of the Landlord. In the event that any or all of Tenant's fixtures, furnishings, walls, equipment or other personal property shall be assessed and taxed with Landlord's real property or with Landlords personal property, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing, setting forth the amount of such taxes applicable to the Tenant's personal property.

12.      UTILITIES AND SERVICES.
         12.1 Tenant shall make all arrangements and pay for all janitorial, landscaping, water, sewer, refuse, gas, heat, light, power, telephone, cable TV, computer linkage, and other utility services supplied to the Premises together with any taxes thereon and for all connection charges.

13.      MAINTENANCE AND REPAIRS.
         13.1 By entering into the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair.
         13.2    Landlord's Obligations.
                 (a) Except as provided in Article 19, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees or invitees, Landlord at its sole cost and expense shall keep in good condition and repair the foundation, exterior walls, exterior roofs, and sidewalks.
         13.3    Tenant's Obligations.
                 (a) Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing same are reasonable or readily accessible to Tenant) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating, air conditioning, and security systems (Tenant shall procure and maintain, at Tenant's expense, ventilating, air conditioning and security system maintenance contracts), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior wall, ceilings, windows, doors, plate glass, and skylights located within the Premises. Landlord reserves the right to procure and maintain the ventilating, air conditioning, and security system maintenance contracts and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.
                 (b) Tenant shall resurface and restripe the parking area on or adjacent to the Premises when necessary.





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                 (c)      If Tenant fails to perform Tenants obligations under
paragraph 13.3 or under any other paragraph of this lease, Landlord may enter upon the Premises after ten (10) days prior written notice to Tenant (except in the case of emergency, in which no notice shall be required), perform such obligation on Tenant's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Landlord together with Tenant's next Base Rent installment.

14.      ALTERATIONS AND ADDITIONS.
         14.1 Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises.
                 (a) As a condition to giving consent, Landlord may require Tenant to remove, at Tenant's sole cost, any such alterations, improvements, or additions at the expiration of the term, and to restore the Premises to their prior condition by giving Tenant thirty (30) days written notice prior to the expiration of the term that Landlord requires Tenant to remove itself from the Premises.

15.      FREE FROM LIENS.
         15.1 Tenant shall keep the Premises and the property in or on which the Premises are located free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant. Tenant shall not record this Lease without Landlord's consent.

16.      TENANT'S PERFORMANCE.
         16.1 With the exception of rental payments due herein, if Tenant fails to adhere to any time limits set forth in this Lease to complete work or perform any other requirement herein provided to be performed by Tenant during the term of this Lease or prior to the beginning of this Lease, or if Tenant causes a delay in the completion of any work performed by any person on the Premises or its appurtenances, then Landlord shall provide Tenant with written notice of Tenant's violation of this Lease provision.
                 (a) If the violation is not corrected within ten (10) days after notice, Landlord shall have, in its discretion, the right to exercise any of the legal and equitable remedies set forth in Article 22 or otherwise provided by law.
                 (b) In addition, Landlord shall be entitled to retain as liquidated damages all security deposits made hereunder and any such alterations, improvements or additions that Tenant may have annexed to the Premises that cannot be removed without damage thereto (subject to the provisions of Article 14 above).

17.      FORCE MAJEURE.
         17.1 If either party to this Lease is delayed or prevented from the performance of any act required hereunder, including, without limitation, such reason as Acts of God, lockouts, labor strikes, inability to procure materials, restrictive governmental laws, ordinances or regulations, or any other cause which is beyond the control of the party obligated to perform, then performance shall be temporarily excused until such time as performance can be had without such restriction. This shall not be interpreted as excusing Tenant from the prompt and timely payment of rents or other charge(s) due under this Lease.
         17.2 Each party shall use reasonable diligence to avoid any delay as described in Paragraph 16.1 and shall resume performance under this Lease as promptly as possible after any such delay.

18.      INSURANCE INDEMNITY.
         18.1    Fire Insurance.
                 (a) Tenant at its cost shall maintain during the term of the Lease on the Premises a policy or policies of standard fire and extended coverage insurance to the extent of at least one hundred (100) percent of full replacement value thereof but may include a total of one, one thousand ($1,000.00) dollar deductible provision. Said insurance policies shall be issued in the names of Landlord and Tenant, as their interests may appear.
                 (b) Tenant at its cost shall maintain during the term of this Lease on all its personal property, Tenant's improvements, and alterations in or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.





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         18.2    Liability Insurance.
                 (a) Tenant at its sole cost and expense shall maintain during the term of this Lease general public liability insurance to insure against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. The single combined liability limitation of such insurance shall be not less than:
                          (1)     Five Hundred Thousand ($500,000.00) Dollars
with respect to injury or death of one person, and
                          (2)     One Million ($1,000,000.00) Dollars with
respect to any one accident, and
                          (3)     One Hundred Thousand ($100,000.00) Dollars
with respect to property damage, including theft and a special rider regarding plate glass windows, if the normal policy does not already cover this item.
                 (b) The insurance policies shall insure performance by Tenant of the indemnity provisions in paragraph 18.4 below, but the limits of such insurance shall not, however, limit the liability of Tenant hereunder. Both Landlord and Tenant shall be named insureds and the policies shall contain cross-liability endorsements.
                 (c) If Tenant fails to procure and maintain insurance, Landlord may procure and maintain such policies at the expense and cost of Tenant, bearing interest thereon at the maximum rate permitted by law for an individual to charge, and which shall be due and payable as additional rental to Landlord together with Tenant's next rental installment.
         18.3 Waiver of Subrogation. Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained hereunder to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such policy.
         18.4    Hold Harmless.
                 (a) Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from:
                          (1)     Tenant's use or occupancy of the Premises, or
                          (2) the conduct of Tenant's business, or (3) from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom.
                 (b) Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord.
         18.5    Exemption of Landlord from Liability
                 (a) Except for Landlord's willful or grossly negligent conduct, Tenant hereby agrees that Landlord shall not be liable for:
                          (1)     any injury to Tenant's business or loss of
income therefrom, or
                          (2)     damage to the goods, wares, merchandise, or
other property of Tenant, or
                          (3)     injury to Tenant's person, employees,
invitees, customers or any person in or about the Premises whether such damage or injury is caused by or results from fire, water or rain, steam, electricity, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning, or lighting fixtures, or from any other cause whether such damage results from conditions arising upon the Premises or upon other portion of the building in which the Premises are a part, or from any other source or places.
                 (b) Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other Tenant, if any, of the building in which the Premises are located.

19.      DAMAGE OR DESTRUCTION.
         19.1    Damage - Insured.
                 (a) If the Premises and/or the building and other improvements in which the Premises are located are totally or partially destroyed rendering the Premises totally or partially inaccessible or unusable, and such damage or destruction was caused by a casualty covered under an insurance policy required to be maintained hereunder, Landlord shall restore the Premises and/or





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the building and other improvements in which the Premises are located into substantially the same condition as they were in immediately before such damage or destruction, provided that the restoration can be made under the existing laws and can be completed within one hundred twenty (120) working days after the date of such destruction or damage.
                          (1)     Such destruction or damage shall not
terminate this Lease.
                          (2)     If the restoration cannot be made within
120-day period, then Tenant may terminate this Lease within fifteen (15) days of such a determination by giving notice to Landlord and the Lease will be deemed cancelled as of the date of such damage or destruction.
                          (3)     If Tenant fails to terminate this Lease and
the restoration is permitted under existing laws, Landlord, at its option, may terminate this Lease or restore the Premises and/or any other improvements in which the Premises are located within a reasonable time and this Lease shall continue in full force and effect.
                          (4)     If existing laws do not permit restoration,
either party can terminate this Lease immediately by giving notice to the other party.
                 (b) Notwithstanding the above, if Tenant is the insuring party and if the insurance proceeds received by the Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair.
                          (1)     Tenant may, at Tenant's option, contribute
the required amount, but upon failure to do so within thirty (30) days following such notice, Landlord's sole remedy shall be, at Landlord's option and with no liability to Tenant, to cancel and terminate this Lease.
                          (2)     If Tenant contributes such amount to Landlord
within said thirty (30) days period, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any amount so contributed.
         19.2    Damage - Uninsured.
                 (a) If the Premises are damaged or destroyed by a casualty which is not covered by the fire and extended coverage insurance which is required by Article 18, then Landlord shall restore the same, at Landlord's sole expense, on the contingency that if the damaged or destruction is to an extent greater than ten (10%) percent of the replacement cost of the improvements on the property on which the premises are located (exclusive of Tenant's trade fixtures and equipment and exclusive of foundation and footing), then Landlord may elect not to restore and to terminate this Lease.
                 (b) Landlord shall provide Tenant with written notice of its intention not to restore and terminate this Lease within thirty (30) days from the date of such damage or destruction and, if not given, Landlord shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible.
                 (c) If Landlord elects to cancel and terminate this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to give written notice to Landlord of Tenant's intent to repair such damage at Tenant's expense, without reimbursement from Landlord. The Lease shall continue in full force and effect and Tenant shall make such repairs as soon as reasonably possible. If Tenant does not give said notice within such ten (10) day period, this Lease shall be cancelled and be terminated as of the date of the occurrence of such damage or destruction.
         19.3    Damage Near the End of Term
                 (a) If the Premises are totally or partially destroyed or damaged during the last twelve (12) months of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of the cause of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of the occurrence of such damage. If the damage or destruction occurs within the last twelve (12) months of the term and if within fifteen (15) days after the date of such damage or destruction Tenant exercises any option to extend the term, Landlord shall restore the Premises if obligated to do so as provided in paragraph 19.1 or 19.2 above.
         19.4    Abatement of Rent.
                 If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this Article 19, the rent payable hereunder for the period during which such damage repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is impaired. Except for the abatement of rent, if any, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, destruction, repair or restoration.





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         19.5    Trade Fixtures and Equipment.
                 If Landlord is required or elects to restore the Premises as provided in this Article 19, Landlord shall not be required to restore Tenant's improvements, trade fixtures, equipment or alterations made by Tenant, such excluded items being the sole responsibility of Tenant to restore hereunder.
         19.6 Total Destruction - Multi-Tenant Building If the Premises are a part of a Multi-Tenant building and there is destruction to the Premises and/or the building of which the Premises are a part from any cause whether or not covered by the insurance described in Article 18 above, Landlord may elect to terminate this Lease (whether or not the Premises are destroyed) so long as Landlord terminates the leases of all other Tenants in the building of which the Premises are a part, effective as of the date of such damage or destruction.

20.      CONDEMNATION.
         20.1 If the premises or any part thereof, or if the properties of Landlord including the Premises or any part thereof, shall be the subject of condemnation by any governmental or any other authority lawfully exercising the right of eminent domain, Landlord may terminate this Lease, with respect to such part of the Premises condemned and Tenant shall not be entitled to receive any part of any condemnation award in connection therewith. Except for the abatement of rent, if any, Tenant shall have no claim against Landlord for any damages suffered by reason of any such condemnation.

21.      ASSIGNMENT AND SUBLETTING
         21.1 Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease.
         21.2 Regardless of Landlord's consent, no subletting or assignment shall release Tenant or Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease.
                 (a) The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof.
                 (b) Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.
         21.3 As a condition to Landlord's prior written consent to assignment or subletting by Tenant, Landlord shall have a first right or retaking possession of the Premises or, alternatively, Tenant shall provide Landlord with prior written verification of the terms and conditions of Tenant's assignment or subletting with the assignee or subleasee and the rental for the Premises shall remain the same as that provided for in Article 5 above, and as further modified where appropriate by Article 6 and Article 7 above.

22.      DEFAULT.
         22.1 Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:
                 (a) Abandonment and vacation of the Premises (failure to occupy the Premises for fourteen (14) consecutive days with no intent of reoccupying shall be deemed an abandonment and vacation).
                 (b) The vacating of the premises resulting in a cancellation of any of the insurance coverage provided in Article 18 hereof.
                 (c) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due.
                 (d) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than those described in subparagraph 22.1(c) above, if such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant unless the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure. In such a case, Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently completes such cure.
                 (e)      Any of the following events:





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                          (1)     The making by Tenant of any general
assignment or general arrangement for the benefit of creditors; or
                          (2)     the filing by or against Tenant a petition to
have Tenant adjudicated a bankrupt or a petition for reorganization or rearrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; or
                          (3)     the appointment of a trustee or receiver to
take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within Thirty (30) days; or
                          (4)     the attachment, execution or other judicial
seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.
         Note:   If a court of competent jurisdiction determines that any of the foregoing acts of subparagraph 22.1(e) does not constitute an event of default under the terms of this Lease, and a trustee is appointed to take possession of Tenant's interest under this Lease (or Tenant remains a debtor in possession) and such trustee or Tenant assigns or subleases Tenant's interest hereunder, then Landlord shall receive, as additional rent, the difference between the rent or any other consideration paid in connection with such assignment or sublease and the rent payable by Tenant hereunder. This Lease and any interest in and to the Premises shall not become an asset of any proceedings described above and Landlord shall be entitled to exercise any one or more of the remedies defined in paragraph 22.2.
         22.2 Remedies. Landlord shall be entitled to exercise any of the following remedies if Tenant commits a default under this Lease. These remedies are not exclusive but are cumulative and in addition to any remedies now or hereafter allowed by law.
                 (a)      Landlord can continue this Lease in full force and
effect, and the Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession and the Landlord shall have the right to collect rent when due.
                          (1)     `During the period that Tenant is in default,
Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account.
                          (2)     Tenant shall be liable immediately to
Landlord for all costs Landlord incurs in reletting the premises, including, without limitation, brokers commissions, expenses of remodeling the Premises required by the reletting, and like costs.
                          (3)     Reletting can be for a period shorter or
longer than the remaining term of this Lease. Tenant shall pay Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.
                          (4)     No act by Landlord under this Subparagraph
22.2(a) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.
                          (5)     After Tenant's default and for so long as
Landlord has not terminated Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right ot assume or sublet its interest in the Lease, but Tenant shall not be released from liability. Landlord's consent hereunder shall not be unreasonably withheld.
                          (6)     If Landlord elects to relet the Premises as
provided in this Subparagraph 22.2(a), any rent that Landlord receives shall apply first to the payment of any indebtedness from Tenant to Landlord other than rent due from Tenant to Landlord: secondly, all costs, including maintenance, incurred by Landlord in such reletting and third, to any rent due and unpaid under this Lease.
                          (7)     After deducting the payments referred to in
this Subparagraph 22.2(a), any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in a payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.
                          (8)     If, on the date rent is due under this Lease
the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due all costs, including maintenance, that Landlord shall have incurred in reletting that remain after applying the rent received from the reletting as provided in this Subparagraph 22.2(a).
                 (b)      Landlord can, at its option, terminate Tenant's right
to possession of the Premises at any time. No act by Landlord other than by giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, of the appointment of a receiver on Landlord's initiative to protect Landlord's interest in this Lease shall not constitute a





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___
termination of Tenant's right to possession. In the event of such a termination, Landlord has the right to recover from Tenant:
                          (1)     The worth, at the time of the award, of the
unpaid rent that had been earned at the time of the termination of this Lease:
                          (2)     The worth, at the time of the award, of the
amount by which the unpaid rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided:
                          (3)     The worth, at the time of the award, of the
amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided: and
                          (4)     Any other amount, including court costs,
necessary to compensate Landlord for all detriment proximately caused by Tenant's default.
                 Note: "The worth at the time of the award," as used in (1) and
(2) of this paragraph is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award" as referred to in (3) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one (1%) percent.
                 (c) If Tenant is in default under the terms of this Lease, Landlord shall have the additional right to have a receiver appointed to collect rent and conduct Tenant's business. Neither the filling of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.
                 (d) Landlord at any time after Tenant commits a default, can cure the default at Tenant's cost and expense. If Landlord at any time by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest thereon, shall be considered additional rent and shall be payable as such.
         22.3    Default by Landlord
                 (a) Landlord shall not be in default unless Landlord fails to perform its obligation within thirty (30) days after written notice by Tenant to Landlord or to the holder of any first mortgage or deed of trust covering the Premises (whose name and address shall have heretofore been furnished to Tenant in writing) specifying wherein Landlord has failed to perform such obligation.
                 (b) If the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, than Landlord shall not be in default if Landlord commences such cure within the 30-day period and diligently pursues such cure to completion.
         22.4    Late Charges.
                 (a) Tenant acknowledges that late payments by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be impracticable or extremely difficult to ascertain.
                 (b) Such costs include, but are not limited to: (1) processing and accounting charges, and (2) late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.
                 (c) If any installment of rent or any sum in addition to rent due from Tenant is not received by Landlord within ten (10) days after the date such amount is due, Tenant shall pay to Landlord a late charge of ten
(10%) percent of total monthly rent plus costs. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.
                 (d) All sums of money payable by Tenant to Landlord hereunder shall be deemed rent for use of the Premises and collectable by Landlord from Tenant as rent, and shall be due form Tenant to Landlord on the Lease due date following the month when the late payment occurred.

23.      SIGNS AND AUCTIONS.
         23.1 Tenant shall not have the right to place, construct or maintain any sign, advertisement, awning, banner, or other exterior decorations, lights or sound devices on the building or other improvements that are a part of the Premises without Landlord's prior, written consent, which consent shall not be unreasonably withheld. Tenant further agrees that any construction or maintenance of any sign, advertisement, awning, banner, or other exterior decorations, lights or sound devices on the building or other improvements that are a part of the Premises shall be in





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___
compliance with any and all City, county and local ordinances governing said construction or maintenance, Tenant further agrees not to conduct or permit to be conducted any sale by auction in, upon, or from the Premises, whether said auction be voluntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other solvency proceeding.

24.      PARKING AND COMMON FACILITIES.
         Landlord covenants to provide Tenant with an area which shall be used by Tenant for parking pursuant to the following provisions:
         24.1 Tenant shall have the non-exclusive right to use for Tenant's benefit, its agents, employees, customers, licensees and sub- Tenants, the parking area and common facilities in conjunction with Landlord, other present and future owners, Tenants and their agents, employees, customers, licensees and sub-Tenants during the entire term of this Lease, or any extension hereof, for ingress and egress, roadway, sidewalk and automobile parking which are provided for in existing covenants, conditions and restrictions of record.
         24.2 The condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common facilities and parking areas shall not constitute a violation of this Article 24.
         24.3 Landlord reserves the right to change the entrances, exists, traffic lanes and the boundaries and locations of such parking are(s): provided, however, that anything to the contrary notwithstanding acts contained in this Article 24, said parking area(s) shall at all times be substantially equivalent to parking area(s) existing on date of this Lease.
         24.4 Tenant shall keep said automobile parking and common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to facilities thereof.
         24.5 Tenant, in the use of the parking area(s) and common facilities, agrees to comply with such reasonable rules and regulations as the Landlord may adopt from time to time for their orderly and proper operation.

25.      EARLY POSSESSION
         25.1 If Landlord permits Tenant to occupy the Premises prior to the commencement date of the term of this Lease, such occupancy shall be subject to all the provisions of this Lease. Early possession shall not advance the termination date of this Lease.

26.      SUBORDINATION
         26.1 This Lease, at Landlord's option, shall be subordinated to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewal, modifications, and extensions thereof.
         26.2 Notwithstanding any such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all the other provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.
         26.3 If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage or deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, or the date of recording thereof.
         26.4 Tenant agrees to execute any documents required to effect such subordination or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, and failing to do so within ten
(10) days after written demand from Landlord does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to do so.

27.      SURRENDER
         27.1 On the last day of the term of this Lease, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear accepted.
                 (a) Tenant shall repair any damage to the Premises occasioned by its use thereby, or by the removal of Tenant's trade fixtures, furnishings and equipment which repair shall include the patching and filling of holes and repair of structural damage.





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

                 (b) Tenant shall remove all of its personal property and fixtures on the Premises prior to the expiration of the term of this Lease and if required by Landlord pursuant to Article 14 above, any alterations improvements or additions made by Tenant to the Premises.
         27.2 Landlord may, at its option, apply the provisions of Article 8 in covering the costs relative to Tenant's failure to adhere to the provisions of this Article 27.
         27.3 If Tenant fails to surrender the Premises to Landlord on the expiration of the Lease as required by this paragraph, Tenant shall hold Landlord harmless from all damages from Tenant's failure to vacate the Premises, including, without limitation, claims made by any succeeding Tenant resulting from Tenant's failure to surrender the Premises.

28.      HOLDING OVER.
         28.1 If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred twenty-five percent (125%) of the last monthly rent installment, plus all other additional rent and other charges payable hereunder, and upon all the terms hereof applicable to a month-to- month tenancy.

29.      BINDING ON SUCCESSORS AND ASSIGNS.
         29.1 The terms, conditions, and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto their heirs, personal representatives, successors and assigns.

30.      LANDLORD'S RIGHT TO INSPECTION.
         30.1 Landlord and Landlord's agent shall have the right to enter the Premises at reasonable times for the purpose of:
                 (a)      inspecting the Premises.
                 (b) showing the Premises to prospective purchasers or lenders, and
                 (c) making such alterations, repairs, improvements or additions to the Premises or to the building of which the Premises are a part as Landlord may deem necessary or desirable.

32.      ATTORNEY'S FEES.
         32.1 If either Landlord or Tenant becomes a party to any litigation or arbitration concerning this Lease, the Premises, or building or other improvements in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives, the losing party shall be liable to the prevailing party for reasonable attorney's fees and costs of suit.

33.      LANDLORD'S LIABILITY.
         33.1 The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the fee title, and in the event of any transfer of such title, Landlord herein named shall be relieved from and after the date of such transfer of all liability in respect to Landlord's obligations thereafter to be performed. The obligations contained in this Lease to be performed by Landlord shall be binding upon the Landlord's successors and assigns, only during their respective periods of ownership.





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

34.      WAIVERS.
         34.1 No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.
         34.2 Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.
         34.3 The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of its acceptance of such rents.

35.      INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.
         35.1 This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreements or understandings pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Any other attempted modification of this Lease shall be void.

36.      TIME.
                 36.1    Time is of the essence of this Lease.

37.      SEVERABILITY.
         37.1 The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions hereof unenforceable, invalid or illegal.

38.      ESTOPPEL CERTIFICATES.
         38.1 Each party, within five (5) days after notice from the other party, shall execute and deliver to the other party a certificate sating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. This certificate shall also state the amount of minimum monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent, if any, as well as acknowledging that there are not, to that party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults, if any, which are claimed. Failure to deliver such a certificate within the five (5) day period shall be conclusive upon the party failing to deliver the certificate to the benefit of the party requesting the certificate that this Lease is in full force and effect, that there are no uncured defaults hereunder, and has not been modified except as may be represented by the party requesting the certificate.

39.      COVENANTS AND CONDITIONS.
         39.1 Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

40.      JOINT AND SEVERAL LIABILITY.
         40.1 "Party" shall mean Landlord and Tenant; and if more than one person or entity is the Landlord or Tenant, obligations imposed on the party shall be joint and several.

41.      OPTION TO EXTEND.
         41.1 Provided that Tenant shall not then be in default hereunder, Tenant shall have the option to extend the term of this Lease for 2 additional 3 year periods upon delivery by Tenant to Landlord of written notice of its election to exercise such option at least one hundred twenty (120) days prior to the expiration of the original term hereof.
         41.2 If Tenant exercises the option right as described above, then the parties hereto agree that the terms and conditions of this Lease, including the minimum monthly rent, shall be negotiable items requiring written mutual consent of Landlord and Tenant.

42.      BROKER'S FEE.
               42.1    No brokers are associated with this lease.

43.      CHOICE OF LAW.
         43.1 This lease shall be governed by the laws of the state where the Premises are located





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

44.      ADDENDUM.
         44.1 Exhibits "A", "B" and "C" are incorporated by reference and may modify, explain, add to or delete from the terms of this Lease.
         44.2 Addenda shall be amended or modified only in writing and as acknowledged by Landlord and Tenant.
         44.3 Any addendum attached hereto and either signed or initialed by all parties shall be deemed a part hereof and shall supersede any conflicting terms or provisions contained in this Lease.

         The parties hereof have executed this Lease on this date first above written.



LANDLORD:ROBERT THORNBURGH        TENANT:  AMERICAN PACIFIC MARINE, INC.
                                           a Delaware Corporation and
                                           a subsidiary of
                                           AMERICAN OILFIELD DIVERS, INC.

By /s/ Robert Thornburgh          By
   -----------------------           -----------------------------------------
   ROBERT THORNBURGH                       TOM THOMAS, PRESIDENT


                                  By
                                     -----------------------------------------
                                           TED ROCHE, VICE PRESIDENT

CONSULT YOUR ATTORNEY FOR ASSURANCE THAT YOUR RIGHTS ARE PROTECTED HEREUNDER. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD ITS AGENT(S) OR REPRESENTATIVES, AS TO THE LEGAL SUFFICIENCY OR EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY.

To avoid any misunderstandings concerning your Lease Agreement, the Landlords policy is not to enter into any oral agreements or make any oral representations. All agreements are always expressed in writing, This policy also applies to representations or agreements make subsequent to execution of a Lease Agreement. Tenant is advised to check with the controlling governmental agencies related to his/her/its business operation. Neither Landlord nor their agent(s) make any representations regarding any requirements, including parking, that the City or other governmental agencies might impose on Tenant's type of business. Accordingly, the Landlord request Tenant to sign this document confirming his/her/its understanding of this policy and that neither the Landlord nor Tenant are relying on prior discussions, representation, advertising or otherwise which have not been set out in this Lease agreement and its attachments.

Dated this _____ day of SEPTEMBER 1994, ________________ California


         By                                By
           -----------------------           ----------------------------
           TOM THOMAS, PRESIDENT              TED ROCHE, VICE PRESIDENT



         -------------------------         ------------------------------
                 Print Name                        Print Name





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

                                  EXHIBIT "A"


LEGAL DESCRIPTION:  LOT NO. 5, TRACT 3406, APN 223-042-105
                    LOT NO. 5, TRACK 3406, APN 223-042-055


                              EXHIBIT "A" - PAGE 1





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

                                  EXHIBIT "B"


As a concession to Landlord, Tenant will allow Landlord to store one vehicle (a 38' Motor Coach) on or in the Premises. In addition the Landlord may wish to erect a structure on the lot to store the Motor Coach. This structure would be built in an area of the lot so as to cause the least inconvenience, and interference to Tenant and Tenant's normal conduct and usage of Premises. Landlord shall maintain adequate insurance on said vehicle at all times independent and separate from any insurance Tenant is required to provide.

                            EXHIBIT "B" PAGE 1 OF 1





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

                                  EXHIBIT "C"

LAND PARCEL (APN 223-042-055)
It is understood by both Tenant and Landlord that the term of this Lease will not be binding upon Tenant until such time as Landlord acquires title to land parcel APN 223-042-055 (the "lot") and until such time, Tenancy shall be "month to month," at $85,00.00 per month rent. Once title is acquired by Landlord, rent will increase to $11,000.00 per month as stipulated in this Lease agreement. Failure of Landlord to acquire title to the lot shall not relieve Tenant of its obligations under the terms, conditions, and covenants of this Lease, and Tenants sole remedy shall be to terminate this Lease. This Lease shall continue in full force and effect for 30 days after written notice of Tenants intention to terminate this Lease, as allowed in exhibit "C."

As of the date of this Lease Landlord is very optimistic with respect to said acquisition. The City is anxious and is reacting favorably with respect to said acquisition. The planning department has not discouraged but rather was very helpful in advising Landlord with steps toward obtaining a conditional or modified use permit.

         Actual acquisition may take longer than expected and tenant understands and agrees that if the lot is not acquired by January 31, 1995 through no fault of Landlord, Tenant will allow Landlord the additional time necessary to complete said acquisition. Should acquisition be delayed for an unlimited period of time, Tenant may exercise Tenant's rights as allowed in exhibit "C."

Rent shall be deposited into an escrow account and held by said escrow until acquisition of the lot is completed, at which time all funds held by escrow and due escrow will be paid out to Landlord. If Tenant exercises Tenant's rights as allowed in Exhibit "C" all rent paid into said escrow account through Jan 31, 1995 shall be paid out to Tenant. If tenant does not exercise Tenants termination rights as allowed in exhibit "C" by Jan 1, 1995 Tenant shall be deemed to have accepted the term tenancy, and any rents due after Jan 31, 1995 whether due for month to month or term tenancy shall be paid directly to Landlord.



                            EXHIBIT "C" PAGE 1 OF 2

August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

Tenant understands that Landlord will not be able to acquire the lot until the City completes its foreclosure process against the current title holders of the lot. Tenant understands that the foreclosure process may take as little as 30 days from the date the City files "notice of trustee's sale," to more than 120 days depending on the courts requirements as the City may have to restart the foreclosure process.

Tenant understands and agrees that once the foreclosure process has begun that the lot will definitely be available at the end of said process.

Tenant understands the City attorney has indicated Nov. 1, 1994 as the probably date the City will initiate its foreclosure process.

BLOCK WALL
Landlord agrees to reimburse Tenant for 50% of the actual cost to construct a cement block wall on two sides of the lot. The block wall is to be between eight (8) and ten (10) feet in height and constructed in accordance with City regulation. Full cost of said wall is not to exceed $33 per lineal foot. All other Tenant improvements and the cost thereof, including but not limited to driveway entrance, roads, gates, rock base, lighting, electrical, plumbing, sewer, are entirely the responsibility of the Tenant. All bids and final plans for block wall to be reviewed and approved by Landlord.





                            EXHIBIT "C" PAGE 1 OF 2





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___

                                  EXHIBIT "C"

                               GUARANTEE OF LEASE

         Whereas, a Lease Agreement dated August 30, 1994 is entered between Robert Thornburgh (Landlord) and American Pacific Marine, a Delaware Corporation and a subsidiary of American Oilfield Divers, Inc. ("Tenant"); and

         Whereas, Landlord leases to Tenant and Tenant leases from landlord that certain demised premises and other improvements located thereon situated in the City of Oxnard, County of Ventura, State of California, Commonly known as: 741 E. Arcturus Avenue; and

         Whereas, Landlord requires as a condition to the execution of the Lease the undersigned's guarantee of the full and faithful performance of the obligations of the Tenant under the lease;

         Now, therefore, in consideration of the execution of said Lease by Landlord, the undersigned unconditionally guarantees the full and faithful performance of each and every provision, covenant and condition of the Lease to be kept and performed by Tenant, including the payment of all rentals and other charges to accrue thereunder.

         The undersigned further agrees that this guarantee of the Lease Agreement shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of the Lease entered into and by the parties thereto, their successors or assigns.

         In witness whereof, the undersigned executes this guarantee this 30th day of September, 1994.



---------------------------------------------
 AMERICAN OILFIELD DIVERS, INC., GUARANTOR


By /s/ Steven P. Weems
  --------------------------------------------------------
         Type/Print STEVEN P. WEEMS, V.P., CHIEF FINANCIAL OFFICER

STATE OF LOUISIANA        )
CITY OF LAFAYETTE         )
                          )ss.
PARISH OF LAFAYETTE       )

                   On September 30, 1994, before me, Quinn J.
                 Hebert, Notary Public personally appeared STEVEN WEEMS, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                 WITNESS my hand and official seal.

                   /s/ Quinn J. Hebert
                 -------------------------------------------
                                  Signature

                 QUINN J. HEBERT
                      NOTARY PUBLIC
                 STATE OF LOUISIANA
                 MY COMMISSION IS ISSUED FOR LIFE

                            EXHIBIT "C" PAGE 2 OF 2





August 30, 1994                                                          INITIAL
                                                         Landlord ___ Tenant ___